Exhibit 10.6(b)

NATIONAL BEEF, INC.
RESTRICTED STOCK UNIT AWARD AGREEMENT

National Beef, Inc., a Delaware corporation (the “Company”), hereby grants to                                    (the “Holder”) as of                                    (the “Grant Date”), pursuant to the provisions of the National Beef, Inc. 2009 Equity Incentive Plan (the “Plan”), a restricted stock unit award (the “Award) with respect to            (      ) shares of the Company’s Class A common stock, par value $0.01 per share (“Common Stock”), upon and subject to the restrictions, terms and conditions set forth below.  Capitalized terms not defined herein shall have the meanings specified in the Plan.

1.     Award Subject to Agreement.  The Award shall be subject to the terms and conditions of this Agreement.

2.     Rights as a Stockholder.  The Holder shall not be entitled to any privileges of ownership with respect to the shares of Common Stock subject to the Award (including but not limited to voting or dividend privileges) unless and until, and only to the extent, such shares become vested pursuant to Section 3 hereof and the Holder becomes a stockholder of record with respect to such shares.  [If dividend equivalent rights are to be granted:  As of each date on which the Company pays a regular cash dividend to record owners of shares of Common Stock (a “Payment Date”), the number of shares of Common Stock subject to the Award shall be increased by (i) the product of the total number of shares of Common Stock subject to the Award immediately prior to such Payment Date and not yet issued pursuant to Section 5.6 multiplied by the dollar amount of the cash dividend paid per share of Common Stock, divided by (ii) the Fair Market Value of a share of Common Stock on such Payment Date.  Such additional shares of Common Stock shall be subject to all of the terms and conditions of the Award, including the vesting conditions set forth in Section 3.]

3.     Restriction Period and Vesting.

(a)           Subject to subsection (b) below and Section 5.8 of the Plan, the Award shall become vested [(i) on the last day of the Company’s first fiscal year to end after the Grant Date (the “Initial Vesting Date”) with respect to one-fourth (1/4) of the aggregate number of shares subject to the Award as of the Grant Date, (ii) on the first anniversary of the Initial Vesting Date with respect to one-fourth (1/4) of the aggregate number of shares subject to the Award as of the Grant Date, (iii) on the second anniversary of the Initial Vesting Date with respect to one-fourth (1/4) of the aggregate number of shares subject to the Award as of the Grant Date and (iv) on the third anniversary of the Initial Vesting Date with respect to the remaining one-fourth (1/4) of the aggregate number of shares subject to the Award as of the Grant Date].

(b)           If the Holder’s employment by the Company terminates for any reason (including, without limitation, by reason of resignation, termination, disability or death) prior to the fourth anniversary of the Grant Date, all rights with respect to the shares of Common Stock subject to the unvested portion of the Award shall be forfeited by the Holder and such unvested portion of the Award shall be cancelled by the Company.

4.     Termination of Award.  In the event that the Holder shall forfeit any shares of Common Stock subject to the Award, the Holder shall, upon the Company’s request, promptly return this Agreement to the Company for cancellation.  Such cancellation shall be effective upon forfeiture regardless of whether the Holder is requested to return or returns this Agreement.

5.     Additional Terms and Conditions of Award.

5.1.          Nontransferability of Award.  The Award may not be transferred by the Holder other than by will or the laws of descent and distribution or pursuant to the designation of one or more beneficiaries on a form prescribed by the Company.  Except to the extent permitted by the foregoing sentence, the Award may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process.  Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Award, the Award and all rights hereunder shall immediately become null and void.

5.2.          Investment Representation.  The Holder hereby represents and covenants that (a) any share of Common Stock acquired upon the vesting of the Award will be acquired for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), unless such acquisition has been registered under the Securities Act and any applicable state securities law; (b) any subsequent sale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Holder shall submit a written statement, in form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of acquisition of any shares hereunder or (y) is true and correct as of the date of any sale of any such shares, as applicable.  As a further condition precedent to the delivery to the Holder of any shares subject to the Award, the Holder shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance of the shares and, in connection therewith, shall execute any documents which the Board or any committee authorized by the Board shall in its sole discretion deem necessary or advisable.

5.3.          Withholding Taxes.  (a) As a condition precedent to the delivery to the Holder of any shares of Common Stock subject to the Award, the Holder shall, upon request by the Company, pay to the Company such amount of cash as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the “Required Tax Payments”) with respect to the Award.  If the Holder shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to the Holder.

(b)           The Holder may, with the consent of the Company, elect to satisfy his or her obligation to advance the Required Tax Payments by any of the following means:  (1) a cash payment to the Company pursuant to Section 5.3(a), (2) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole shares of Common Stock having a Fair Market Value, determined as of the date the obligation to withhold or pay taxes first arises in connection with the Award (the “Tax Date”), equal to the Required Tax Payments, (3) authorizing the Company to withhold from the shares of Common Stock otherwise to be delivered to the Holder pursuant to the Award, a number of whole shares of Common Stock having a Fair Market Value, determined as of the Tax Date, equal to the Required Tax Payments, (4) a cash payment by a broker-dealer acceptable to the Company through whom the Holder has sold the shares with respect to which the Required Tax Payments have arisen or (5) any combination of (1), (2) and (3).  The Committee shall have sole discretion to disapprove of an election pursuant to any of clauses (2)-(5).  Shares of Common Stock to be delivered or withheld may not have a Fair Market Value in excess of the minimum amount of the Required Tax Payments.  Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the Holder.  No certificate representing a share of Common Stock shall be delivered until the Required Tax Payments have been satisfied in full.

5.4.          Adjustment.  In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities subject to the Award shall be equitably adjusted by the Committee.  If any adjustment would result in a fractional security being subject to the Award, the Company shall pay the Holder in connection with the first settlement, in whole or part, occurring after such adjustment, an amount in cash determined by multiplying (i) such fraction (rounded to the nearest hundredth) by (ii) the Fair Market Value of such security on the settlement date as determined by the Committee.  The decision of the Committee regarding any such adjustment and the Fair Market Value of any fractional security shall be final, binding and conclusive.

5.5.          Compliance with Applicable Law.  The Award is subject to the condition that if the listing, registration or qualification of the shares subject to the Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the vesting or delivery of shares hereunder, the shares of Common Stock subject to the Award shall not vest or be delivered, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained, free of any conditions not acceptable to the Company.  The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent or approval.

5.6.          Delivery of Certificates.  Subject to Section 5.3, as soon as practicable after the vesting of the Award, in whole or in part, the Company shall deliver or cause to be delivered one or more certificates (or book entries) issued in the Holder’s name representing the number of vested shares.  The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery, except as otherwise provided in Section 5.3.

5.7.          Award Confers No Rights to Continued Employment.  In no event shall the granting of the Award or its acceptance by the Holder give or be deemed to give the Holder any right to continued employment by the Company or any affiliate of the Company.

5.8.          Decisions of Committee.  The Committee shall have the right to resolve all questions which may arise in connection with the Award.  Any interpretation, determination or other action made or taken by the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.

5.9.          Company to Reserve Shares.  The Company shall at all times prior to the cancellation of the Award reserve and keep available, either in its treasury or out of it authorized but unissued shares of Common Stock, the full number of unvested shares subject to the Award from time to time.

5.10.        Agreement Subject to the Plan.  This Agreement is subject to the provisions of the Plan and shall be interpreted in accordance therewith.  The Holder acknowledges receipt of a copy of the Plan.  The Company reserves the right to amend this Agreement to the extent it determines in its sole discretion such amendment is necessary or appropriate to comply with applicable law, including but not limited to section 409A of the Code.

6.     Miscellaneous Provisions.

6.1.          Meaning of Certain Terms.  As used herein, the term “vest” shall mean no longer subject to forfeiture.  As used herein, employment by the Company shall include employment by any successor to the Company or by a corporation which is a “subsidiary corporation” of the Company, as such term is defined in section 424 of the Code.  References in this Agreement to sections of the Code shall be deemed to refer to any successor section of the Code or any successor internal revenue law.

6.2.          Successors.  This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Holder, acquire any rights hereunder in accordance with this Agreement or the Plan.

6.3.          Notices.  All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to National Beef, Inc., 12200 North Ambassador Drive, Suite 500, Kansas City, Missouri 64163, Attention:  Corporate Secretary, and if to the Holder, to his or her then current address as set forth in the records of the Company.  All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery to the party entitled thereto, (b) by facsimile with confirmation of receipt, (c) by mailing in the United States mails to the last known address of the party entitled thereto or (d) by express courier service.  The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile transmission, or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

6.4.          Governing Law.  This Agreement, the Award and all determinations made and actions taken pursuant hereto and thereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to conflicts of laws principles.

NATIONAL BEEF, INC.

By:
Name:
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